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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NEN HOLDING, INC.

                                   ARTICLE I

                                      Name

          The name of the corporation is NEN Holding, Inc, (the "CORPORATION").

                                   ARTICLE II

                     Registered Office and Registered Agent

          The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

                                Corporate Purpose

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW").

                                   ARTICLE IV

                                  Capital Stock

          The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $.01 per share.

                                   ARTICLE V

                                   Directors

          (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

          (2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally


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liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

          (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, be shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


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          (4)  Any indemnification under Sections (1) and (2) of this Article VI
(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

          (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that be is not entitled to be indemnified by the Corporation authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

          (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

          (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the


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Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

          (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                                     By-laws

          The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

                                  ARTICLE VIII

                                 Reorganization

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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                                   ARTICLE IX

                                    Amendment

          The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation art subject to this reservation.

                                   ARTICLE X

                                  Incorporator

          The name and mailing address of the sole incorporator is as follows:

Name                                          Mailing Address
----------------------------------            ----------------------------------
Megan Ainsworth                               Shearman & Sterling
                                              555 California Street
                                              San Francisco, CA  94104


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          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of March 1997.

                                         /s/ Megan Ainsworth
                                         _______________________________________
                                         Megan Ainsworth


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NEN HOLDING, INC.

          NEN HOLDING, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:

     1.   The name of the corporation is NEN Holding, Inc. (the "Corporation").

     2. The date of filing of its certificate of incorporation with the Secretary of State of the State of Delaware was March 26, 1997.

     3. This certificate of amendment sets forth an amendment to the certificate of incorporation of the Corporation which was duly adopted by the written consent of the sole stockholder of the Corporation entitled to vote thereon in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     4. Article IV of the certificate of incorporation of the Corporation is hereby amended in full to be and read as follows:

                                   ARTICLE IV

                                  CAPITAL STOCK

               1. Number and Types of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 400,000 shares, consisting of 200,000 shares of class A common stock, par value of $0.01 per share (the "CLASS A COMMON STOCK"), and 200,000 shares of class B common stock, par value of $0.01 per share (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK").

               2. Rights, Powers, Preferences and Privileges of the Common Stock. (a) Dividends. The holders of Common Stock shall be paid dividends, when, as and if declared by the board of directors of the Corporation, out of assets of the Corporation available for the payment of dividends to the extent permitted by law, provided, however, that no dividend may be declared or paid with respect to any class of Common Stock unless an equal dividend is declared and paid, share for share, with respect to all other outstanding classes of Common Stock.

               (b) Voting. (i) General. Except as is otherwise provided by law or by subsection (ii) below, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder on all matters to be voted on by the


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     common stockholders of the Corporation, and the holders of Common Stock shall vote together as a single class on all matters to be voted on by the common stockholders of the Corporation.

          (ii) Class B Common Stock. Except as is otherwise provided by law, shares of Class B Common Stock shall have no voting rights whatsoever and each holder of Class B Common Stock shall have no voting rights as a stockholder with respect to shares of Class B Common Stock held by such holder.

               3. Conversion and Exchange of Class A Common Stock. (a) Right of Conversion. Subject to and upon compliance with this Section 3, shares of Class A Common Stock shall be convertible into fully paid and non-assessable shares of Class B Common Stock on the basis of one share of Class B Common Stock for each share of Class A Common Stock surrendered for conversion; provided that a share of Class A Common Stock shall not be convertible into Class B Common Stock if, after giving effect to such conversion, no shares of Class A Common Stock would be issued and outstanding.

               (b) Reservation of Shares. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class B Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class B Common Stock sufficient to effect the conversion of all outstanding shares of Class A Common Stock.

               (c) Conversion. (i) Certificate Name. If a certificate for shares of Class B Common Stock issued upon conversion is to be issued in a name other than the name of the person in whose name the certificate formerly representing the shares of Class A Common Stock for which such shares are exchanged was issued, then the holder of the certificate being surrendered shall be required to pay any stock transfer taxes payable on account of such transfer.

          (ii) Required Deliveries. Any holder of shares of Class A Common Stock may, at any time and from time to time, convert any or all of such shares held by such holder into an equal number of shares of Class B Common Stock by delivering to the office of the Corporation (A) the certificate or certificates representing the share or shares of Class A Common Stock to be converted, duly endorsed, and (B) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name in which each certificate for shares of Class B Common Stock issued upon such conversion is to be issued and the address of the holder to be recorded on the books of the Corporation.

          (iii) Time of Conversion. Conversion shall be deemed to have been effected at the close of business on the date when the delivery described in subsection (ii) above is made. On the date of such delivery or as promptly thereafter as practicable, the Corporation or its transfer agent shall deliver to each holder electing to convert shares of Class A Common Stock a certificate for the number of full shares of Class B Common Stock issuable upon the conversion of such holder's shares of Class A Common Stock.


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     Except as is provided in subsection (i) above, any and all transfer taxes, stamp taxes or other expenses incurred or payable in connection with any conversion made pursuant to this Section 3 shall be borne and paid by the Corporation.

               (d) Cancellation. Shares of Class A Common Stock which are converted into shares of Class B Common Stock pursuant to this Section 3 shall be cancelled by the Corporation and may not be reissued.

               4. Preemptive Rights. Holders of shares of Common Stock shall not, as such, have any preemptive or other right to subscribe for or purchase any shares of capital stock of the Corporation or any class now or hereafter authorized or issued by the Corporation.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, Richard D. Paterson, and its Vice President, Mark E. Bandeen, this 1st day of July, 1997.

                                         NEN HOLDING, INC.


                                         By: /s/ Richard D. Paterson
                                            ____________________________________
                                            Name:  Richard D. Paterson
                                            Title: President

                                         By: /s/ Mark E. Bendeen
                                            ____________________________________
                                            Name:  Mark E. Bendeen
                                            Title: Vice President


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NEN HOLDING, INC.

          NEN HOLDING, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:

     1.   The name of the corporation is NEN Holding, Inc. (the "Corporation").

     2. The date of filing of the Corporation's certificate of incorporation with the Secretary of State of the State of Delaware was March 26, 1997.

     3. A certificate of amendment of the Corporation's certificate of incorporation was filed with the Secretary of the State of the State of Delaware on July 1, 1997.

     4. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this certificate of amendment of certificate of incorporation amends paragraph 1 of Article IV of the Corporation's certificate of incorporation to read in its entirety as follows:

          1. Number and Types of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 40,000,000 shares, consisting of 20,000,000 shares of class A common stock, par value of $0.01 per share (the "CLASS A COMMON STOCK"), and 20,000,000 shares of class B common stock, par value of $0.01 per share (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK").

     5. The amendment to the Corporation's certificate of incorporation set forth in this certificate of amendment has been duly adopted by this Corporation's board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, John L. Zabriskie, and its Secretary, Edward J. Levitt, this ___ day of August, 1998.

                                         NEN HOLDING, INC.


                                         By: /s/ John L. Zabriskie
                                            ____________________________________
                                            Name:  John L. Zabriskie
                                            Title: President

                                         By: /s/ Edward J. Levitt
                                            ____________________________________
                                            Name:  Edward J. Levitt
                                            Title: Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               NEN HOLDING, INC.



     NEN HOLDING, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:

     1. The name of the corporation is NEN Holding, Inc. (the "Corporation").

     2. The date of the filing of the Corporation's certificate of incorporation with the Secretary of State of the State of Delaware was March 27, 1997.

     3. Certificates of amendment of the Corporation's certificate of incorporation were filed with the Secretary of State of the State of Delaware on July 1, 1997 and August 10, 1998.

     4. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this certificate of amendment of certificate of incorporation amends
Article I of the Corporation's certificate of incorporation to read in its entirety as follows:

                                      Name

          The name of the corporation is NEN Life Sciences, Inc. (the "Corporation").

     5. The amendment to the Corporation's certificate of incorporation set forth in this certificate of amendment has been duly adopted by this Corporation's board of directors and stockholders in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, Russell D. Hays, and its Secretary, Edward J. Levitt, this 4th day of April, 2000.


                                      NEN HOLDING, INC.

                                      By:  /s/ Russell D. Hays
                                           ------------------------
                                           Russell D. Hays
                                           President


                                      By:  /s/ Edward J. Levitt
                                           ------------------------
                                           Edward J. Levitt
                                           Secretary